UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2007

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300, Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (502) 357-9000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 27, 2007, Ventas, Inc. (the “Company”), together with certain of its subsidiaries, as guarantors, and Ventas Realty, Limited Partnership, a wholly owned subsidiary of the Company (“Ventas Realty”), as borrower, entered into an agreement (the “Amendment”) with Bank of America, N.A., as administrative agent, and the lenders identified therein, amending certain of the terms of its Credit and Guaranty Agreement dated as of April 26, 2006 (as previously modified, the “Credit Agreement”). The Amendment, among other things, adds a $150 million “accordion” feature that permits the Company to expand its borrowing capacity under the Credit Agreement to a total of $750 million upon satisfaction of certain conditions.

The foregoing description is qualified by reference in its entirety to the Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The description of the Amendment set forth under “Item 1.01. Entry into a Material Definitive Agreement” above and Exhibit 10.1 to this Current Report on Form 8-K are incorporated in this Item 2.03 by reference. Such description is qualified by reference in its entirety to such exhibit.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits:

Exhibit Number	Description
10.1	First Amendment dated as of July 27, 2007 to that certain Credit and Guaranty Agreement among Ventas Realty, Limited Partnership, the guarantors and lenders identified on the signature pages thereto and Bank of America, N.A., as Administrative Agent.

99.1	Press release issued by the Company on July 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: August 1, 2007	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment dated as of July 27, 2007 to that certain Credit and Guaranty Agreement among Ventas Realty, Limited Partnership, the guarantors and lenders identified on the signature pages thereto and Bank of America, N.A., as Administrative Agent.

99.1	Press release issued by the Company on July 27, 2007.